As filed with the Securities and Exchange Commission on February 25, 2010
Registration No. 333-16413

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of Principal Executive Offices)	48033 (Zip Code)
Lear Corporation Long-Term Stock Incentive Plan
(Full Title of the Plan)
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary
21557 Telegraph Road
Southfield, Michigan 48033
(Name and Address of Agent for Service)
(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
          On November 19, 1996, Lear Corporation, a Delaware corporation (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-16413), (as amended by post-effective amendments no. 1, 2 and 3, the “Registration Statement”), 2,200,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), to be issued pursuant to awards granted under the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
          On November 9, 2009 (the “Effective Date”), the Company consummated the transactions contemplated by its First Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan of Reorganization”). In accordance with the Plan of Reorganization, the shares of Common Stock existing immediately prior to the Effective Date (including the shares registered on the Registration Statement) have been canceled and are no longer outstanding. As a result of the consummation of the transactions contemplated by the Plan of Reorganization, the Company has terminated all offerings of the Company’s Common Stock pursuant to the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 4 to the Registration Statement to deregister all the shares of the Company’s Common Stock registered under the Registration Statement and reserved for issuance under the Plan, which remain unsold as of the Effective Date.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
24.1            Powers of attorney relating to the execution of this Amendment to the Registration Statement

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 25th day of February, 2010.

LEAR CORPORATION
By:	/s/ Terrence B. Larkin
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Robert E. Rossiter* Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	February 25, 2010

Matthew J. Simoncini* Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2010

Thomas P. Capo*	Director	February 25, 2010

Thomas P. Capo

Curtis J. Clawson*	Director	February 25, 2010

Curtis J. Clawson

Jonathan F. Foster*	Director	February 25, 2010

Jonathan F. Foster

Conrad L. Mallett, Jr.*	Director	February 25, 2010

Conrad L. Mallett, Jr.

Philip F. Murtaugh*	Director	February 25, 2010

Philip F. Murtaugh

Donald L. Runkle*	Director	February 25, 2010

Donald L. Runkle

Gregory C. Smith*	Director	February 25, 2010

Gregory C. Smith

Henry D.G. Wallace*	Director	February 25, 2010

Henry D.G. Wallace

* By:	/s/ Terrence B. Larkin
Terrence B. Larkin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Name
24.1	Powers of attorney relating to execution of this Amendment to the Registration Statement